EXHIBIT 6

Directors and Executive Officers of IDT Telecom, Inc.

Set forth below are the name, position, present principal occupation and business address of each director and executive officer of IDT Telecom, Inc. (“IDT Telecom”). Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to employment with IDT Telecom. Each person listed below except for Muni Figueres is a citizen of the United States. Muni Figueres is a citizen of Costa Rica.

Name	Position	Principal Occupation	Business Address
Howard S. Jonas	Chairman of the Board	Chairman of the Board of IDT Corporation (“IDT”)	c/o IDT 520 Broad Street Newark, NJ 07102
Morris Lichtenstein	Vice Chairman of the Board, Chief Executive Officer and Treasurer	Executive Vice President of Business Development of IDT	c/o IDT 520 Broad Street Newark, NJ 07102
Norman Rosenberg	Chief Financial Officer	Chief Financial Officer	c/o IDT Telecom 520 Broad Street Newark, NJ 07102
Yona Katz	Chief Operating Officer	Chief Operating Officer	c/o IDT Telecom 520 Broad Street Newark, NJ 07102
Avi Sokar	Chief Information Officer	Chief Information Officer	c/o IDT Telecom 520 Broad Street Newark, NJ 07102
Moshe Kaganoff	Executive Vice President of Strategic Planning	Executive Vice President of Strategic Planning and Director of IDT	c/o IDT 520 Broad Street Newark, NJ 07102
Jonathan Levy	President of Carrier Services and Sales Strategy and Director	Executive Vice President of Corporate Development of IDT	c/o IDT 520 Broad Street Newark, NJ 07102
Kathleen Timko	Chief Technology Officer and Director	Chief Technology Officer and Director	c/o IDT Telecom 520 Broad Street Newark, NJ 07102
Keith Mendelson	Executive Vice President of Retail Operations	Executive Vice President of Retail Operations	c/o IDT Telecom 520 Broad Street Newark, NJ 07102
Robert Schwartz	Executive Vice President of Corporate Development	Executive Vice President of Corporate Development	c/o IDT Telecom 520 Broad Street Newark, NJ 07102
John S. Ward	Executive Vice President of Marketing	Executive Vice President of Marketing	c/o IDT Telecom 520 Broad Street Newark, NJ 07102

Name	Position	Principal Occupation	Business Address
Marc Bodner	Executive Vice President of European Operations	Executive Vice President of European Operations	c/o IDT Telecom 520 Broad Street Newark, NJ 07102
Jack Lerer	Executive Vice President of International Business	Executive Vice President of International Business	c/o IDT Telecom 520 Broad Street Newark, NJ 07102
Anthony Davidson	Executive Vice President of Commercial Operations	Executive Vice President of Commercial Operations	c/o IDT Telecom 520 Broad Street Newark, NJ 07102
Ely D. Tendler	Secretary	Secretary	c/o IDT Telecom 520 Broad Street Newark, NJ 07102
James A. Courter	Director	Chief Executive Officer and Vice Chairman of the Board of Directors of IDT	c/o IDT 520 Broad Street Newark, NJ 07102
Hon. William S. Cohen	Director	Chairman and CEO of The Cohen Group; Former Secretary of Defense	c/o IDT Telecom 520 Broad Street Newark, NJ 07102
Muni Figueres	Director	Writer; Former External Relations Advisor of the Inter-American Development Bank and Costa Rican Minister of Foreign Trade	c/o IDT Telecom 520 Broad Street Newark, NJ 07102
Vito Spitaleri	Director	Financial Advisor; Former Vice President and Treasurer of Mars, Inc.	c/o IDT Telecom 520 Broad Street Newark, NJ 07102